EXHIBIT 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We consent to the incorporation by reference in Registration Statements Nos. 333-71077 and 333-106878 on Form S-3, and Nos. 333-73391, 333-106880, 333-
 106881 and 333-132665 on Form S-8 of our reports, dated March 14, 2007, relating to the financial statements of First Cash Financial Services, Inc., and to management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of First Cash Financial Services, Inc., for the year ended December 31, 2006.



 Hein & Associates LLP
 Dallas, Texas
 March 14, 2007